UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2021

KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47546-2256
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code  (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.05 per share	KBAL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Office
On March 29, 2021, Kimball International, Inc. (the “Company”) appointed Valerie R. Love as an independent member of its Board of Directors (the “Board”), effective April 1, 2021. Ms. Love will also serve on the Compensation and Governance Committee and, as a Class I director, will stand for election at the Company’s 2021 annual meeting of shareholders.

Ms. Love joined The Coca-Cola Company in August 2019, and currently serves as Chief of Human Resources for the company’s North America operating unit. In this role, Ms. Love’s primary responsibilities are to lead organizational design and people-related strategies within the company in support of acquiring, developing, and retaining the best talent while creating a work environment and culture that enables all associates to function at their best.

Prior to joining The Coca-Cola Company, Ms. Love spent 20 years at General Motors with increasing levels of responsibilities within Finance, Operations, Labor Relations and Human Resources, supporting multiple functions and organizations. While at General Motors, Ms. Love also completed two international assignments in Argentina and Germany with primary responsibility leading Human Resources activities related to new plant start-ups in Argentina, China, Thailand, Brazil, Poland, India, and Israel. Ms. Love continued her career at Tyco International as Vice President Human Resources and immediately prior to joining The Coca-Cola Company served as Senior Vice President Human Resources Supply Chain and Global Quality at Johnson & Johnson.

There are no arrangements or understanding between Ms. Love and any other person pursuant to which Ms. Love was selected as a director of the Company.

All independent (non-employee) Board members receive annual cash compensation of $75,000 and unrestricted shares of Common Stock valued at an aggregate of approximately $75,000, for annual total compensation valued at approximately $150,000, except that if a non-employee director has met his or her stock ownership guidelines, he or she may choose to reduce the value of unrestricted shares received to no less than $50,000, and receive the remainder in cash compensation. Directors also are reimbursed for travel expenses incurred in connection with attending Board and committee meetings.

On March 29, 2021, Timothy Jahnke informed the Board of his decision to step down from his role on the Company's Board and Audit Committee effective April 1, 2021, to focus on other interests. Mr. Jahnke's decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 7.01 Regulation FD Disclosure
On March 30, 2021, the Company issued a press release announcing the changes to the Company’s Board. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in this Item 7.01, including the related information set forth in the press release attached hereto as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is furnished as part of this report:

Exhibit
Number	Description
99.1	Kimball International, Inc. Press Release dated March 30, 2021 and furnished with this Form 8-K
104	Cover Page interactive data file (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Mark W. Johnson
MARK W. JOHNSON Executive Vice President, Chief Legal and Governance Officer and Corporate Secretary
Date: March 30, 2021

4